EXHIBIT 99.1

FOR IMMEDIATE RELEASE

BENCHMARK ELECTRONICS REPORTS FOURTH QUARTER AND FY 2017 RESULTS

•          Quarterly revenue of $680 million

•          Quarterly operating margin of 3.4% (4.2% non-GAAP)

•          Quarterly loss per share of $1.54 and non-GAAP EPS of $0.49

•          Annual loss per share of $0.64 and non-GAAP EPS of $1.61

SCOTTSDALE, AZ, February 7, 2018 – Benchmark Electronics, Inc. (NYSE: BHE) today announced financial results for the fourth quarter and year ended December 31, 2017.

	Three Months Ended
	Dec 31,	Sep 30,	Dec 31,
In millions, except EPS	2017	2017	2016
Net sales	$680	$604	$608
Net income (loss) (1)	$(76)	$18	$19
Net income – non-GAAP	$25	$20	$22
Diluted EPS (1)	($1.54)	$0.35	$0.37
Diluted EPS – non-GAAP	$0.49	$0.39	$0.45

Operating margin	3.4%	3.4%	3.9%
Operating margin – non-GAAP	4.2%	4.1%	4.8%

	Twelve Months Ended
	Dec 31,	Dec 31,
In millions, except EPS	2017	2016
Net sales	$2,467	$2,310
Net income (loss) (1)	($32)	$64
Net income – non-GAAP	$81	$72
Diluted EPS (1)	($0.64)	$1.29
Diluted EPS – non-GAAP	$1.61	$1.45
Operating margin	3.2%	3.3%
Operating margin – non-GAAP	4.1%	4.3%

(1) Includes $98 million ($1.95 per share for the three months and $1.94 per share for the twelve months ended December 31, 2017) of tax expense related to the effects of the U.S. Tax Cuts and Jobs Act (U.S. Tax Reform).

A reconciliation of GAAP and non-GAAP results is included below.

“I am extremely pleased with both our fourth quarter performance as well as the progress we have made in 2017, posting a 7% revenue increase for the full year.  We continue to expand our gross margins and have made further improvement on balance sheet management, resulting in operating cash flows for the full year of $146 million.  Additionally, ROIC improved by 210 bps year-over-year to 10.5%,” said Paul Tufano, Benchmark’s President and CEO.

“During 2017, we made significant progress on our key initiatives to reposition the Company,” added Tufano.  “As we look forward to 2018, we will continue our focus on these foundational areas: customer acquisition and experience, engineering and solutions expansion, operational excellence, and balance sheet management.  In 2018, we plan to leverage and refine the base we established this past year.  Our resulting progress will shape our trajectory for years to come.”

Fourth Quarter 2017 Financial Highlights

Cash flow from operations was $56 million for the three months ended December 31, 2017 driven by an improvement in our cash conversion cycle.

Cash Conversion Cycle

	Dec 31,	Sep 30,	Dec 31,
	2017	2017	2016
Accounts receivable days	58	61	65
Inventory days	58	70	62
Accounts payable days	(53)	(55)	(53)
Customer deposits	(3)	(4)	-
	60	72	74

Fourth Quarter 2017 Industry Sector Update

Revenue by industry sector (dollars in millions) was as follows.

	Dec 31,		Sep 30,		Dec 31,
Higher-Value Markets	2017		2017		2016
Industrials	$131	19%	$124	20%	$137	22%
A&D	98	15	96	16	102	17
Medical	103	15	101	17	86	14
Test & Instrumentation	95	14	88	15	65	11
	$427	63%	$409	68%	$390	64%

	Dec 31,		Sep 30,		Dec 31,
Traditional Markets	2017		2017		2016
Computing	$174	26%	$124	20%	$119	20%
Telecommunications	79	11	71	12	99	16
	$253	37%	$195	32%	$218	36%
Total	$680	100%	$604	100%	$608	100%

Fourth quarter revenues from higher-value markets were in line with expectations, including strong demand in Test & Instrumentation from semi-capital equipment customers.  Higher-value markets were up 10% year-over-year from Test & instrumentation and Medical markets.

Traditional markets revenues in Computing and Telecommunications were up sequentially from exceptionally stronger Computing demand and increased Telecommunications orders.  Traditional markets were up 16% year-over-year driven by Computing.

Fourth Quarter 2017 Bookings Update

•         New program bookings of $156 million at the midpoint.

•         13 engineering awards supporting early engagement opportunities.

•         30 manufacturing wins across all market sectors.

The Company projects that new program bookings for the fourth quarter will result in annualized revenue of $142 to $170 million when fully launched in the next 12-24 months.  The new program bookings align with Benchmark’s strategic focus.

First Quarter 2018 Outlook

•         Revenue between $585 - $605 million.

•         Diluted GAAP earnings per share between $0.27 - $0.31.

•         Diluted non-GAAP earnings per share between $0.34 - $0.38 (excluding any additional impact related to U.S. Tax Reform, restructuring charges and amortization of intangibles).

Fourth Quarter 2017 Results Conference Call Details

A conference call hosted by Benchmark management will be held today at 5:00 p.m. Eastern Time to discuss the Company’s financial results and outlook.  This call will be broadcast via the internet and may be accessed by logging on to the Company’s website at www.bench.com.

About Benchmark Electronics, Inc.

Benchmark provides worldwide integrated electronics manufacturing services (EMS), engineering and design services, and precision machining services to original equipment manufacturers in the following industries: industrial controls, aerospace and defense, telecommunications, computers and related products for business enterprises, medical devices, and test and instrumentation.  Benchmark’s global operations include facilities in eight countries, and its common shares trade on the New York Stock Exchange under the symbol BHE.

For More Information, Please Contact:

Lisa K. Weeks, VP of Strategy & Investor Relations

623-300-7052 or lisa.weeks@bench.com

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  The words “expect,” “estimate,” “anticipate,” “predict” and similar expressions, and the negatives thereof, often identify forward-looking statements, which are not limited to historical facts.  Forward-looking statements include, among other things: guidance for 2018 results; statements, express or implied, concerning future operating results or margins, the ability to generate sales and income or cash flow; and Benchmark’s business and growth strategies and expected growth and performance.  Although Benchmark believes these statements are based upon reasonable assumptions, they involve risks and uncertainties relating to operations, markets and the business environment generally.  If one or more of these risks or uncertainties materializes, or underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.  Readers are advised to consult further disclosures on these risks and uncertainties, particularly in Item 1A, “Risk Factors”, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and in its subsequent filings with the Securities and Exchange Commission.  All forward-looking statements included in this document are based upon information available to the Company as of the date of this document, and it assumes no obligation to update them.

All forward-looking statements included in this release are based upon information available to Benchmark as of the date hereof, and the Company assumes no obligation to update them.

Non-GAAP Financial Measures

This document includes certain financial measures that exclude items and therefore are not in accordance with U.S. generally accepted accounting principles (“GAAP”).  A detailed reconciliation between GAAP results and results excluding special items (“non-GAAP”) is included in the Appendix of this document.  Management discloses non‐GAAP information to provide investors with additional information to analyze the Company’s performance and underlying trends. Management uses non‐GAAP measures that exclude certain items in order to better assess operating performance and help investors compare results with our previous guidance.  This document also references “free cash flow”, which the Company defines as cash flow from operations less additions to property, plant and equipment and purchased software.  The Company’s non‐GAAP information is not necessarily comparable to the non‐GAAP information used by other companies.  Non‐GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as a measure of the Company’s profitability or liquidity.  Readers should consider the types of events and transactions for which adjustments have been made.

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Benchmark Electronics, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Results
(Amounts in Thousands, Except Per Share Data)
(UNAUDITED)

	Three Months Ended			Year Ended
	Dec 31,	Sep 30,	Dec 31,	December 31,
	2017	2017	2016	2017	2016

Income from operations (GAAP)	$23,144	$20,815	$23,548	$78,603	$75,638
Restructuring charges and other costs	3,062	2,511	2,663	8,628	12,539
Customer insolvency (recovery)	(239)	(1,514)	-	2,657	-
Amortization of intangible assets	2,367	2,736	2,893	10,065	11,838
Non-GAAP income from operations	$28,334	$24,548	$29,104	$99,953	$100,015

Net income (loss) (GAAP)	$(76,340)	$17,512	$18,568	$(31,965)	$64,047
Restructuring charges and other costs	3,062	2,511	2,663	8,628	12,539
Customer insolvency (recovery)	(239)	(1,514)	-	2,657	-
Amortization of intangible assets	2,367	2,736	2,893	10,065	11,838
Income tax adjustments(1)	(1,793)	(1,674)	(1,781)	(6,312)	(7,695)
Tax Cuts and Jobs Act(2)	97,633	-	-	97,633	-
Discrete tax benefits	-	-	-	-	(8,270)
Non-GAAP net income	$24,690	$19,571	$22,343	$80,706	$72,459

Diluted Earnings (loss) per share:
Diluted (GAAP)	$(1.54)	$0.35	$0.37	$(0.64)	$1.29
Diluted (Non-GAAP)	$0.49	$0.39	$0.45	$1.61	$1.45

Weighted-average number of shares used in
calculating diluted earnings (loss) per share:
Diluted (GAAP)(3)	49,576	50,330	49,544	49,680	49,825
Diluted (Non-GAAP)	49,998	50,330	49,544	50,250	49,825

(1)                 This amount represents the tax impact of the non-GAAP adjustments using the applicable effective tax rates.

(2)                 This amount represents the estimated impact of the U.S. Tax Reform and includes the impact of a one-time mandatory tax on the deemed repatriation of undistributed foreign earnings and the re-measurement of U.S. deferred tax assets and liabilities for the decrease in the U.S. federal tax rate from 35% to 21%.

(3)                 Potentially diluted securities totaling 0.4 million and 0.6 million for the three and twelve months ended December 31, 2017, respectively, were not included in the computation of GAAP diluted loss per share because their effect would have decreased the loss per share.

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Statements of Income
(Amounts in Thousands, Except Per Share Data)
(UNAUDITED)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Sales	$679,856	$607,507	$2,466,811	$2,310,415
Cost of sales	617,961	550,037	2,239,114	2,096,952
Gross profit	61,895	57,470	227,697	213,463
Selling, general and administrative expenses	33,322	28,366	130,401	113,448
Amortization of intangible assets	2,367	2,893	10,065	11,838
Restructuring charges and other costs	3,062	2,663	8,628	12,539
Income from operations	23,144	23,548	78,603	75,638
Interest expense	(2,544)	(2,369)	(9,405)	(9,304)
Interest income	1,749	966	5,370	2,136
Other income (expense), net	(481)	253	(1,786)	(282)
Income before income taxes	21,868	22,398	72,782	68,188
Income tax expense	98,208	3,830	104,747	4,141
Net income (loss)	$(76,340)	$18,568	$(31,965)	$64,047

Earnings (loss) per share:
Basic	$(1.54)	$0.38	$(0.64)	$1.30
Diluted	$(1.54)	$0.37	$(0.64)	$1.29

Weighted-average number of shares used in calculating
earnings (loss) per share:
Basic	49,576	49,063	49,680	49,298
Diluted	49,576	49,544	49,680	49,825

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets
(UNAUDITED)
(in thousands)
	December 31,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$742,546	$681,433
Accounts receivable, net	436,560	440,692
Inventories	397,181	381,334
Other current assets	42,383	28,203
Total current assets	1,618,670	1,531,662
Property, plant and equipment, net	186,473	166,148
Goodwill and other, net	292,174	300,858
Total assets	$2,097,317	$1,998,668

Liabilities and Shareholders’ Equity
Current liabilities:
Current installments of long-term debt and capital lease obligations	$18,274	$12,396
Accounts payable	362,701	326,249
Accrued liabilities	97,341	73,736
Total current liabilities	478,316	412,381
Long-term debt and capital lease obligations, less current installments	193,406	211,252
Other long-term liabilities	96,776	9,570
Shareholders’ equity	1,328,819	1,365,465
Total liabilities and shareholders’ equity	$2,097,317	$1,998,668

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Statement of Cash Flows
(in thousands)
(UNAUDITED)

	Year Ended
	December 31,
	2017	2016
Cash flows from operating activities:
Net income (loss)	$(31,965)	$64,047
Depreciation and amortization	48,672	55,139
Stock-based compensation expense	7,815	5,322
Accounts receivable, net	6,354	37,573
Inventories	(14,015)	27,749
Accounts payable	29,542	76,039
Other changes in working capital and other	99,439	7,219
Net cash provided by operations	145,842	273,088

Cash flows from investing activities:
Additions to property, plant and equipment and software	(54,506)	(32,334)
Business acquisition, net of cash acquired	-	10,750
Other investing activities, net	(1,615)	339
Net cash used in investing activities	(56,121)	(21,245)

Cash flows from financing activities:
Share repurchases	(29,348)	(41,929)
Net debt activity	(12,396)	(12,301)
Other financing activities, net	10,392	18,920
Net cash used in financing activities	(31,352)	(35,310)
Effect of exchange rate changes	2,744	(1,095)
Net increase in cash and cash equivalents	61,113	215,438
Cash and cash equivalents at beginning of year	681,433	465,995
Cash and cash equivalents at end of period	$742,546	$681,433